FOR IMMEDIATE RELEASE        FOR FURTHER INFORMATION CONTACT:
James E. Lauter
Senior Vice President &
Chief Financial Officer
T: +1 345-815-3932
E: James.Lauter@hlss.com

Home Loan Servicing Solutions, Ltd. Reports EPS of $0.76 and Net Income of $54.1 Million in the Second Quarter of 2014 and Declares Monthly Dividend of $0.16 per Share

George Town, Grand Cayman, July 17, 2014 (GLOBE NEWSWIRE) – Home Loan Servicing Solutions, Ltd. ("HLSS", “our”, “we” or the "Company") (NASDAQ: HLSS) today reported net income of $54.1 million, or $0.76 per ordinary share, for the second quarter of 2014. Additionally, the Company’s Board of Directors today declared monthly dividends of $0.16 per ordinary share for July, August and September 2014.

Second quarter business performance highlights:

•
Earned $41.4 million, or $0.58 per ordinary share, after adjusting for the increase in the fair value of our MSR assets of $12.7 million, or $0.18 per ordinary share. The increase in the annualized prepayment speed to 10.9 percent reduced earnings by $0.02 per ordinary share relative to first quarter earnings.

•	Issued $400 million of unrated four-year term notes secured by servicing advance receivables at a weighted average fixed interest rate of 2.88%.

•	Acquired re-performing whole loans with an aggregate UPB of $396.9 million from a large bank. The purchase price for these loans was $276.3 million.

•	Borrowed $219.5 million on a new $290.0 million mortgage loan facility to finance the re-performing loan purchase.

Subsequent to the end of the second quarter of 2014:

•	On July 16, 2014, entered into agreements to extend the maturity of our variable funding notes with an aggregate borrowing capacity of $2.1 billion to August 28, 2015.

•	On July 17, 2014, declared monthly dividends of $0.16 per ordinary share for each of the months of July, August and September 2014.

“After adjusting for the revaluation of our MSR assets, earnings were close to the high-end of our expectations as prepayment speeds increased only modestly from the record low last quarter. This increase was due to the predicted recovery in the rate of liquidations on seriously delinquent loans” said President and CEO John Van Vlack. “Earnings stability will benefit from the issuance of four-year fixed rate term notes and from the reinvestment of cash generated in excess of our dividend in the purchase of re-performing loans.”

“As an asset class, I expect re-performing loans to provide an attractive risk-adjusted yield based on the Company’s experience with modified loans in our existing servicing portfolio” said Chairman William Erbey. “The strategic fit of re-performing loans is enhanced as the income generated from the prepayment of loans purchased at a discount offers a hedge against prepayments in HLSS’ existing non-agency MSRs.”

For more information on prior releases and SEC Filings, please refer to the “Shareholders” section of our website at www.hlss.com.

HLSS is an internally-managed owner of residential mortgage assets with historically stable valuations and cash flows.  HLSS’ largest asset is mortgage servicing advances that, along with the related servicing rights, are over-collateralized more than 25 times by the underlying residential real estate. HLSS' objective is to generate stable, recurring fee-based earnings and dividends throughout the economic cycle. For more information, visit www.hlss.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release, including, without limitation, statements we make about our business model, dividend, future earnings, financing, market opportunities, asset performance, asset valuation, business strategy and expectations and objectives for our future performance, are forward-looking statements. These forward-looking statements include declarations regarding our management’s beliefs and current expectations. All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those risks specific to our business detailed within our reports and filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 6, 2014 (the "2013 Form 10-K") and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “Q2 Form 10-Q”). You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise forward-looking statements¸ whether as a result of new information, future events or otherwise. You should carefully consider the risk factors described under the heading “Risk Factors” within our 2013 Form 10-K and our Q2 Form 10-Q.

The following table presents our consolidated results of operations in accordance with U.S. GAAP (“GAAP”) reconciled to our internally reported financial results. Accordingly, adjustments are made to reflect Servicing fee revenue, Servicing expense and Amortization expense on a gross rather than a net basis.

Our income from operations as presented in our Management Reporting format shown below should be considered in addition to, and not as a substitute for, income from operations determined in accordance with GAAP.

For the three months ended June 30, 2014:	Condensed Consolidated Results (GAAP)	Adjustments	Management Reporting (Non-GAAP)

Revenue

Servicing fee revenue	$—	$185,690	$185,690
Interest income - notes receivable – Rights to MSRs	89,969	(89,969)	—
Interest income – other	7,790	—	7,790
Related party revenue (1)	773	—	773
Total revenue	98,532	95,721	194,253

Operating expenses

Compensation and benefits	2,031	—	2,031
Servicing expense	—	90,901	90,901
Amortization of MSRs	—	17,535	17,535
Change in fair value of Notes receivable – Rights to MSRs	—	(12,715)	(12,715)
Related party expenses (2)	496	—	496
General and administrative expenses	1,949	—	1,949
Total operating expenses	4,476	95,721	100,197

Income from operations	$94,056	$—	$94,056

(1) Revenue earned as part of our Professional Services Agreement with Ocwen Financial Corporation (together with its subsidiaries, collectively "Ocwen").
(2) Expenses incurred as part of our Professional Services Agreement and Administrative Services Agreement with Ocwen and Altisource Portfolio Solutions, S.A., respectively.

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

	Three months		Six months
For the periods ended June 30,	2014	2013	2014	2013
Revenue
Interest income – notes receivable – Rights to MSRs	$89,969	$49,852	$171,821	$94,422
Interest income – other	7,790	97	10,750	199
Total interest income	97,759	49,949	182,571	94,621
Related party revenue	773	560	1,401	967
Total revenue	98,532	50,509	183,972	95,588

Operating expenses
Compensation and benefits	2,031	1,602	3,765	2,768
Related party expenses	496	226	868	452
General and administrative expenses	1,949	734	4,098	1,379
Total operating expenses	4,476	2,562	8,731	4,599

Income from operations	94,056	47,947	175,241	90,989

Other expense
Interest expense	40,001	20,034	77,512	38,276
Other expense	40,001	20,034	77,512	38,276

Income before income taxes	54,055	27,913	97,729	52,713
Income tax expense	—	27	—	39
Net income	$54,055	$27,886	$97,729	$52,674

Earnings per share
Basic	$0.76	$0.48	$1.38	$0.92

Diluted	$0.76	$0.48	$1.38	$0.92

Weighted average ordinary shares outstanding
Basic	71,016,771	57,633,399	71,016,771	57,133,888
Diluted	71,016,771	57,633,399	71,016,771	57,133,888

Dividends declared per share	$0.48	$0.42	$0.93	$0.80

HOME LOAN SERVICING SOLUTIONS, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(UNAUDITED)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$89,418	$87,896
Match funded advances	6,133,758	6,387,781
Notes receivable – Rights to MSRs	629,579	651,060
Loans held for investment	802,091	—
Related party receivables	17,054	70,049
Deferred tax assets	1,024	1,024
Other assets	261,579	130,153
Total assets	7,934,503	7,327,963

Liabilities and Equity
Liabilities
Match funded liabilities	5,593,927	5,715,622
Other borrowings	1,049,728	343,386
Dividends payable	11,363	10,653
Income taxes payable	600	682
Deferred tax liabilities	578	1,266
Related party payables	2,990	10,732
Other liabilities	11,147	11,884
Total liabilities	6,670,333	6,094,225

Equity
Equity – Ordinary shares, $.01 par value; 200,000,000 shares authorized; 71,016,771 and 71,016,771 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	710	710
Additional paid-in capital	1,210,121	1,210,057
Retained earnings	52,488	20,804
Accumulated other comprehensive income, net of tax	851	2,167
Total equity	1,264,170	1,233,738

Total liabilities and equity	$7,934,503	$7,327,963